As filed with the Securities and Exchange Commission on September 27, 2007.
Registration No. 333- 107858

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEOWARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-2705700
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
3200 Horizon Drive
King of Prussia
Pennsylvania 19406
(610) 277-8300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Offices)
Keith D. Schneck
Chief Financial Officer
3200 Horizon Drive
King of Prussia
Pennsylvania 19406
(610) 277-8300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
COPY TO:
Nancy D. Weisberg
McCausland Keen & Buckman
Radnor Court
259 N. Radnor-Chester Road
Radnor, Pennsylvania 19087
(610) 341-1000

RECENT EVENTS: DEREGISTRATION
     The Registration Statement on Form S-3 (Registration No. 333-107858) (the “Registration Statement”) of Neoware, Inc., a Delaware corporation (“Neoware”), pertaining to the registration of $100,000,000 of common stock, preferred stock and warrants and 1,500,000 shares of common stock of Neoware to which this Post-Effective Amendment No. 1 relates, was originally filed with the Securities Exchange Commission on August 11, 2003.
     On July 23, 2007, Neoware entered into that certain Agreement and Plan of Merger, with Hewlett-Packard Company (“HP”) and Narwhal Acquisition Corporation (“Merger Sub”) (the “Merger Agreement”). Under the terms of the Merger Agreement, Merger Sub will merge with and into Neoware (the “Merger”). On the effective date of the Merger, each share of Neoware’s Common Stock issued and outstanding immediately prior to the Merger (other than shares owned by Neoware, HP or any of their respective subsidiaries, or by any stockholders who are entitled to and who properly exercise dissenters’ appraisal rights under the Delaware General Corporation Law) will be cancelled and converted into the right to receive $16.25 in cash.
     In connection with the consummation of the Merger, the Company has terminated all offerings of its securities pursuant to this Registration Statement. In accordance with an undertaking made by Neoware in this Registration Statement to remove from registration, by means of a post-effective amendment, any securities of Neoware which remain unsold at the termination of the offering subject to this Registration Statement, Neoware hereby removes from registration all securities of Neoware registered under this Registration Statement that remain unsold as of the date this Post-Effective Amendment No. 1 to Form S-3 is filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chester County, Pennsylvania, on September 27, 2007.

NEOWARE, INC.
By:	/S/ Klaus P. Besier
Klaus P. Besier
Director, President and Chief Executive Officer (Principal Executive Officer)

By:	/S/ Keith D. Schneck
Keith D. Schneck
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

/S/ KLAUS P. BESIER	Date: September 27, 2007
Klaus P. Besier, Director,
President and Chief Executive Officer

/S/ JOHN M. RYAN*	Date: September 27, 2007
John M. Ryan, Director

/S/ CHRISTOPHER G. MCCANN*	Date: September 27, 2007
Christopher G. McCann, Director

/S/ DAVID D. GATHMAN*	Date: September 27, 2007
David D. Gathman, Director

/S/ JOHN P. KIRWIN, III*	Date: September 27, 2007
John P. Kirwin, III, Director

*Keith D. Schneck by signing his name hereto, does hereby sign this Post-Effective Amendment No. 1 on behalf of the indicated directors of the Registrant, pursuant to powers of attorney executed by each of such directors and filed with the Securities and Exchange Commission, on the date indicated.

/S/ KEITH D. SCHNECK	Date: September 27, 2007
Keith D. Schneck, Attorney-in-Fact